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                                                                   Exhibit 10.22

                              NON-COMPETITION DEED

This Non-Competition Deed is made as of the 1st day of DEC., 2003,

BETWEEN

1. GSRWB, INC a company incorporated in the State of Delaware, United States of America ("GSRW")

AND

2. DAVID PHELAN of 17 Terenure Park, Terenure, Dublin 6 ("Mr Phelan").

WHEREAS:

A. Pursuant to a Merger and Acquisition Agreement dated July 31, 2003 between The Roaring Water Bay Spirits Group Limited, The Roaring Water Bay Marketing and Sales Company Limited, Patrick Rigney, David Phelan, Carbery Milk Products Limited, Tanis Investments Limited, Great Spirits Company, LLC, Great Spirits Corp (the "Merger Agreement") inter alia Mr Phelan transferred his Shares in Roaring Water Bay Spirits Group Limited and Roaring Water Bay Spirits Marketing and Sales Company Limited to GSRW.

B. Defined terms herein shall the meaning set out in the Merger Agreement, unless otherwise defined in this Deed. Mr. Phelan has entered into this Deed in connection with the Merger Agreement.

1    COVENANT NOT TO COMPETE OR SOLICIT

1.1 For a period of 2 years after the date of the Merger Agreement (the "Non-Competition Period"), Mr. Phelan shall not, without the prior written consent of GSRW, such consent not to be unreasonably withheld, directly or indirectly, as a consultant to, officer, director, independent contractor, shareholder or other owner or participant in any entity engage in the business of the sale and marketing of alcohol products competing directly with the products sold and marketed by RW and RW-UK as at the date of this Deed in Ireland and the United Kingdom.

1.2 During the Non-Competition Period, Mr. Phelan shall not directly or indirectly, solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging any employee of RW or RW-UK to terminate his or her employment with RW or RW-UK.

1.3 Mr. Phelan acknowledges that it would be difficult to fully compensate GSRW for damages for any breach of this Agreement. Accordingly, Mr. Phelan specifically agrees that GSRW shall be entitled to temporary and injunctive relief to enforce the provisions of this Section and that such relief may be granted without the necessity to prove actual damages.
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2    MISCELLANEOUS

2.1 All notices or communication required or permitted under this Deed shall be made in writing and delivered personally to the other party or sent by certified or registered post, return receipt requested and postage prepaid or express courier with confirmation of delivery to the following addresses (or such other address for a party as shall have been specified by like notice):

     (a)  if to GSRW, to:

          GSRWB, Inc.
          Rego Park
          Suite G
          New York 11374
          U.S.A.

          Fax No: [_________________________________________]


     (b)  if to Mr. Phelan, to:

          17 Terenure Park
          Terenure
          Dublin 6W
          Ireland

          Fax No: [_________________________________________]

2.2 This Deed shall be construed under and governed by the laws of Ireland and the Courts of Ireland shall have exclusive jurisdiction to deal with all disputes arising from or touching upon this Agreement.

2.3 If any provision of this Deed is unenforceable or illegal, the remainder of this Deed shall remain in full force and effect. If any one or more provisions contained in this Deed shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with existing law.

2.4 This Deed will not be assignable. Subject to the previous sentence, this Deed shall inure to the benefit of GSRW and its successors and assigns.

2.5 This Deed contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof. This Deed may not be changed or modified, except by an agreement in writing executed by GSRW and Mr. Phelan.

2.6 The waiver of a breach of any term or provision of this Deed, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Deed.


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2.7  This Deed may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, the parties have duly executed this Deed as of the date and year first above written.


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EXECUTED AS A DEED BY AND BEHALF
OF GSRW BY:


                                        /s/ Mark Andrews
                                        ----------------------------------------
                                        Name: Mark Andrews
                                        Title: President


SIGNED, SEALED AND DELIVERED
BY MR PHELAN


                                        /s/ David D. Phelan
                                        ----------------------------------------
                                        Signature


                                        /s/ David D. Phelan
                                        ----------------------------------------
                                        Print Name


/s/ Philip O'Shea
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Witness


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Witness


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Witness


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